UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported): September 18, 2013
UTG, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16867	20-2907892
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)
5250 South Sixth Street
Springfield, Illinois 62703
 (Address of principal executive offices and zip code)
(217) 241-6300
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8 – Other Events

Item 8.01.  Other Events.

At the meeting of the Board of Directors on September 18, 2013, the Board of Directors of UTG approved a change in director compensation to become effective July 1, 2013.  Under the previous compensation arrangement, each outside director was paid a quarterly retainer of $600 plus $300 for each meeting attended, plus reimbursement of travel related expenses.

Under the new compensation arrangement, each outside director will receive an annual $8,000 retainer plus $1,000 for each meeting attended.  In a year a member joins the Board or leaves the Board, the annual retainer amount shall be prorated.  The fees will be paid annually in arrears and will be paid in the form of UTG common stock rather than cash.  Travel expenses will continue to be reimbursed.

The UTG common stock will be valued using the market value as of the close of business on December 20th of each year or the next business day should the 20th fall on a holiday or weekend.  Shares will be rounded down to the next whole share.

The director compensation change was proposed and unanimously approved by the non-participating (inside) directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTG, INC.

Date:	September 18, 2013	By:	/s/ Theodore C. Miller
Theodore C. Miller
Senior Vice President and Chief Financial Officer